Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 22, 2022, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of ESAB Corporation dated November 14, 2022.

/s/ Ernst & Young LLP

Baltimore, Maryland
November 14, 2022